Exhibit 10.1


                            SHARE EXCHANGE AGREEMENT

         This SHARE EXCHANGE AGREEMENT (this "Agreement") dated as of May__, 2005, by and among ADVANCED PLANT PHARMACEUTICALS, INC., a Delaware corporation having an address at 43 West 33rd Street, New York, New York 10001 ("ADVANCED PLANT"), AKID CORP., a Colorado corporation having an address at 16200 WCR 18E, Loveland, Colorado ("AKID"), and JAMES B. WIEGAND (the "AKID Stockholder"), an individual having an address at 16200 WCR 18E, Loveland, Colorado.

                                    RECITALS

         A. ADVANCED PLANT is the holder of Seven Million (7,000,000) shares (the "Mazal Shares") of the common stock of Mazal Plant Pharmaceutical Inc., a Delaware corporation ("Mazal"), and the Mazal Shares represent approximately 72% of the issued and outstanding shares of Mazal.

         B. The parties hereto desire that ADVANCED PLANT convey to AKID the Mazal Shares, and that, in exchange therefore, AKID pay to ADVANCED PLANT Twenty Million and 00/100 Dollars ($20,000,000.00) (the "Purchase Price") by issuing to ADVANCED PLANT Twenty Million shares of AKID's common stock (the "Exchange Shares"), so that, after the consummation of such exchange, ADVANCED PLANT will hold a majority of the issued and outstanding common shares of AKID, and AKID will hold a majority of the issued and outstanding common shares of Mazal.

         C. In order for AKID to issue all of the Exchange Shares, AKID must amend its Articles of Incorporation for the purpose of increasing its authorized common stock from 20,000,000 shares to 40,000,000 shares (the "AKID Amendment"), and 17,500,000 of the Exchange Shares shall be issued at Closing, and the remaining 2,500,000 of the Exchange Shares shall be issued immediately after the effective date of the AKID Amendment.

         D. It is intended that the Exchange Shares to be issued pursuant hereto will be issued to ADVANCED PLANT under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or Regulation D promulgated by the Securities and Exchange Commission (the "SEC") thereunder and shall not be registered under the Securities Act or any other relevant laws or regulations.

         E. The parties hereto intend that the transaction described herein qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.1 Certain Definitions. As used in this Agreement and the schedules hereto, the following terms have the respective meanings set forth below.

            (a) "Action" means any administrative, regulatory, judicial or other proceeding by or before any Governmental Authority or arbitrator.

            (b) "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect the members of the board of directors or other governing body of a Person, and the terms "controlled" and "controlling" have correlative meanings.

            (c) "Business Day" means a day on which banks are open for business in New York, New York.

            (d) "Claims" means any and all claims, demands or causes of action, relating to or resulting from an Action.

            (e)   "Contract" means any contract,  agreement,  indenture, deed of
trust,  license,  note,  bond,  mortgage,   lease,  guarantee  and  any  similar
understanding or arrangement, whether written or oral.

            (f) "Encumbrances" means security interests, liens, Claims, charges, title defects, deficiencies or exceptions (including, with respect to Real Property, defects, deficiencies or exceptions in, or relating to, marketability of title, or leases, subleases or the like affecting title), mortgages, pledges, easements, encroachments, restrictions on use, rights of-way, rights of first refusal, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever.

            (g) "GAAP" means United States generally accepted accounting principles.

            (h) "Governmental Authority" means any supranational, national, federal, state or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established by a Governmental Authority to perform any of such functions.



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


            (i) "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for money borrowed; (ii) all obligations of such Person evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (iii) all obligations of such Person issued or assumed for deferred purchase price payments associated with acquisitions, divestments or other transactions; (iv) all obligations of such Person under leases required to be capitalized in accordance with GAAP, as consistently applied by such Person, (v) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance, guarantees or similar credit transaction, excluding in all cases in clauses (i) through (v) current accounts payable, trade payables and accrued liabilities incurred in the ordinary course of business.

            (j) "IRS" means the Internal Revenue Service of the United States of America.

            (k) "Laws" means all United States federal, state or local or foreign laws, constitutions, statutes, codes, rules, regulations, ordinances, executive orders, decrees or edicts by a Governmental Authority having the force of law.

            (l) "Liabilities" means any and all debts, liabilities, commitments and obligations, whether or not fixed, contingent or absolute, matured or unmatured, direct or indirect, liquidated or unliquidated, accrued or unaccrued, known or unknown, whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

            (m)   "Person"  means  an  individual,   partnership,   corporation,
limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or Governmental Authority.

            (n)   "Subsidiaries"  of any entity means,  at any date,  any Person
(a) the accounts of which would be consolidated with those of the Applicable entity in such entity's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, or (b) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the applicable entity or one or more subsidiaries of such entity.

            (o) "Tax" means any federal, state, local or foreign taxes, including but not limited to any income, gross receipts, payroll, employment, excise, severance, stamp, business, premium, windfall profits, environmental (including taxes under section 59A of the Code), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, lease, lease use, transfer, registration, value added tax, or similar tax, any alternative or add-on minimum tax, and any estimated tax, in each case, including any interest, penalty, or addition thereto, whether disputed or not.



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


            (p) "Tax Benefit" means the Tax effect of any item of loss, deduction or credit or any other item (including increases in Tax basis) which decreases Taxes paid or required to be paid, including any interest with respect thereto or interest that would have been payable but for such item.

            (q)   "Tax  Returns"  means  all  returns,  declarations,   reports,
estimates, information returns and statements required to be filed in respect of Taxes.

            (r) "Taxing Authority" means any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

      1.2 References and Title. All references in this Agreement to articles, sections, subsections and other subdivisions refer to the articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any section or subdivision are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

                                   ARTICLE II
                                 SHARE EXCHANGE

      2.1 Share Exchange. Subject to the terms and conditions stated herein, the Mazal Shares and the Exchange Shares shall be exchanged as follows (the "Exchange"):

            (a) at the Closing, ADVANCED PLANT shall assign, transfer, convey, and deliver to AKID the Mazal Shares and any and all rights in such shares to which they are entitled, and by doing so will be deemed to have assigned all of its respective right, title and interest in and to all such Mazal Shares to AKID; and

            (b) in exchange for the Mazal Shares, AKID shall pay to ADVANCED PLANT the Purchase Price by issuing to ADVANCED PLANT (and ADVANCED PLANT shall accept and acquire from AKID) the Exchange Shares as follows: (1) at the Closing, AKID shall issue Seventeen Million Five Hundred Thousand (17,500,000) shares of its common stock to ADVANCED PLANT; (2) no later than one (1) business day after the effective date of the AKID Amendment, AKID shall issue to ADVANCED PLANT Two Million Five Hundred Thousand (2,500,000) shares of its common stock.

      2.2 Tax Consequences. It is intended by the parties hereto that the transactions contemplated by this Agreement shall constitute a tax-free reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the regulations promulgated under the Code.



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


                                   ARTICLE III
                                     CLOSING

      3.1 Date and Location of the Closing. The closing (the "Closing") of the transactions contemplated hereunder shall take place at the offices of David Lubin & Associates, 92 Washington Avenue, Cedarhurst, NY 11516 simultaneously with the execution of this Agreement.

      3.2   Deliveries.

            (a)   At the Closing:

                  (1) ADVANCED PLANT shall deliver to AKID stock certificates evidencing all the Mazal Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, signature medallion guaranteed, in proper form for transfer to AKID, and such other documents as may be required under applicable law or reasonably requested by AKID.

                  (2) AKID shall deliver to ADVANCED PLANT (i) stock certificates evidencing 17,500,000 of the Exchange Shares to which ADVANCED PLANT is entitled to hereunder, (ii) resignation letter from AKID Stockholder resigning from all his positions with AKID, (iii) all the books and records of AKID, including, without limitation, copies of all tax returns, resolutions of the directors, resolutions of the shareholders, minutes of meetings, the stock ledger and other documents relating to all issuances of shares; and (iv) such other documents as may be required under applicable law or requested by ADVANCED PLANT.

            (b) No later than one (1) business day following the effective date of the AKID Amendment, AKID shall deliver to ADVANCED PLANT stock certificates evidencing 2,500,000 of the Exchange Shares to which ADVANCED PLANT is entitled to hereunder, and such other documents as may be required under applicable law or reasonably requested by ADVANCED PLANT.

      3.3 Wholly-Owned Subsidiary. At and after the consummation of the Exchange will have the effects set forth in this Agreement, and AKID shall become a majority-owned subsidiary of ADVANCED PLANT and Mazal shall become a majority-owned subsidiary of AKID.

      3.4 Restrictive Legends. Certificates evidencing the Exchange Shares pursuant to this Agreement may bear one or more of the following legends and any legend required by any applicable law, including without limitation, any legend that will be useful to aid compliance with Regulation D or other regulations adopted by the SEC under the Securities Act:



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


      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS TRANSFERRED PURSUANT TO ANY VALID EXEMPTION FROM REGISTRATION AVAILABLE UNDER SUCH ACT."

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF AKID
                            AND THE AKID STOCKHOLDER

      As an inducement to ADVANCED PLANT to enter into this Agreement and to consummate the transactions contemplated herein, AKID and the AKID Stockholder, jointly and severally, represent and warrant, as of the date of this Agreement to ADVANCED PLANT as follows:


      4.1   Organization.   AKID  is  a  corporation  duly  organized,   validly
existing, and in good standing under the laws of Colorado.

      4.2   Capital Structure.

            (a) AKID's authorized capital stock consists of Twenty Million (20,000,000) shares of common stock, of which One Million Two Hundred Thirty Thousand (1,230,000) shares are issued and outstanding. The stock ledger delivered by AKID to Advanced Plant, which is attached hereto as Exhibit A, is true, complete, and accurate in all respects and presents fairly the issued and outstanding shares of AKID.

            (b) Upon delivery to ADVANCED PLANT of the certificates representing the Exchange Shares, ADVANCED PLANT will acquire good and valid title to such shares, free and clear of any Encumbrances. All of the Exchange Shares will be duly authorized, validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, options, warrants, puts, calls, agreements or other rights of any type or other securities (a) requiring the issuance, sale, transfer, repurchase, redemption or other acquisition of any shares of capital stock of AKID, (b) restricting the transfer of any shares of capital stock of AKID, or (c) relating to the voting of any shares of capital stock of AKID. There are no issued or outstanding Indebtedness of AKID having the right to vote (or convertible into, or exchangeable for, securities having the right to vote), upon the happening of a certain event or otherwise, on any matters on which the equity holders of AKID may vote.

            (c) The offer and issuance of the Exchange Shares will be done in compliance with all applicable Laws.

      4.3 Corporate Power and Authority. AKID has all requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby, including, without limitation, file the AKID Amendment. The execution, delivery, and performance of this Agreement by AKID and the consummation by it of the transactions contemplated hereby, and the execution, delivery and performance of the other agreements, documents and instruments to be executed and delivered in connection with this Agreement by AKID and the consummation of the transactions contemplated thereby, including, without limitation, the filing of the AKID Amendment, have been duly authorized by all necessary action on the part of AKID and no other corporate action or corporate proceeding on the part of AKID is necessary to authorize the execution, delivery, and performance by AKID of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by AKID and constitutes the legal, valid and binding obligation of AKID, enforceable against it in accordance with its terms.

      4.4   Conflicts;   Consents  and  Approvals.  Neither  the  execution  and
delivery by AKID of this Agreement and the other agreements, documents and instruments to be executed and delivered by it in connection with this Agreement, nor the consummation of the transactions contemplated hereby and thereby, including, without limitation, the filing of the AKID Amendment with the Secretary of State of Colorado, will:

            (a) conflict with, or result in a breach of any provision of, the organizational documents of AKID;

            (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of AKID or the Exchange Shares under any of the terms, conditions or provisions of (1) the organizational documents of AKID, (2) any Contract to which AKID is a party or to which any of its properties or assets may be bound, or (3) any permit, registration, approval, license or other authorization or filing to which AKID is subject or to which any of its properties or assets may be subject;

            (c)   require   any    action,    consent   or   approval   of   any
non-governmental third party;

            (d) violate any order, writ, or injunction, or any material decree, or material Law applicable to AKID or any of its, business, properties, or assets; or

            (e) require any action, consent or approval of, or review by, or registration or filing by AKID with any Governmental Authority.



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


      4.5 Subsidiaries. AKID does not own, directly or indirectly, nor has entered into any agreement, arrangement or understanding to purchase or sell any capital stock or other equity interests in any Person or is a member of or participant in any Person. AKID does not have any Subsidiaries.

      4.6 SEC Documents. AKID has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under Applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). AKID has not received any communication from the SEC, NASD or other regulatory agency with respect to the SEC Documents.

      4.7 Taxes. AKID has (a) duly and timely filed all Tax Returns relating to AKID that it was required to file (taking into account any extensions of the filing deadlines which have been validly granted) and (b) paid all Taxes that are shown thereon as owing or that are otherwise due and payable by it. Such filed Tax Returns are true, correct and complete in all material respects. The charges, accruals and reserves on the Financial Statements filed with the SEC with Form 10-QSB on March 9, 2005 in respect of Taxes for all open fiscal periods are adequate for the payment of all Liabilities of AKID for Taxes, and there are no unpaid assessments for additional Taxes for any such fiscal period, which are not reflected on such Financial Statements. There are no disputes pending or threatened as to Taxes payable by AKID. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Taxes of AKID for any period. AKID (v) has not filed a consent to the application of Section 341(f) of the Code, (w) has not been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code within the past five years, (x) is not a party to any Tax sharing, allocation or indemnification agreement or arrangement, (y) is not required to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local or foreign Tax law) for any taxable year ending after the date hereof, and (z) has not been a member of an affiliated group filing a consolidated, combined or unitary Tax Return or has any liability for the Taxes of any Person (other than AKID) under Treasury Regulation ss.1.15026 (or any similar provision of state, local or foreign law).

      4.8 Compliance with Law. AKID and each of the officers, directors, employees and agents of AKID has complied in all respects with all Laws applicable to AKID and its assets. Neither the AKID Stockholder nor AKID has received any notice from any Governmental Authority that AKID has been or is being conducted in violation of any Applicable Law or that an investigation or inquiry into any noncompliance with any applicable Law is ongoing, pending or threatened.

      4.9 Litigation. There is no Action pending or threatened against AKID, or any executive officer or director thereof that (a) relates to AKID, its assets, or its business, or (b) seeks, or could reasonably be expected, to prohibit or restrain the ability of AKID to enter into this Agreement or to timely consummate any of the transactions contemplated hereby, and there is no reasonable basis for any such Action. There are no judgments, decrees, agreements, memoranda of understanding or orders of any Governmental Authority outstanding against AKID.

      4.10 Contracts. There are no Contracts to which AKID is, or will be at Closing, a party or bound, or that otherwise relate to its business or assets.

      4.11  Labor and Employment Matters; Employee Benefit Plans.

            (a) As of the date hereof, AKID does not have any Employees. There are no collective bargaining agreements, union contracts or similar agreements or arrangements in effect that cover any Employee or Former Employee (each, a "Collective Bargaining Agreement").

            (b) As of the Closing, AKID will not sponsor, maintain, contribute to, or have any Liability under, for or with respect to, any Employee Benefit Plans (including multiemployer plans) or any Employment Agreements. From and after the Closing, ADVANCED PLANT will not directly or indirectly have or incur any Liabilities, whether by virtue of the transactions contemplated by this Agreement or otherwise, with respect to or in connection with (i) any Employee Benefit Plans or any Employment Agreements; and (ii) the Employees or any other individuals who do or did at any time provide employment or employment-type services for or with respect to AKID, which arose or were incurred at any time prior to the Closing.

            (c) There does not now exist, nor do any circumstances exist that could result in, any liability to AKID or its Affiliates following the Closing.

            (d) AKID has no liability for life, health, medical or other welfare benefits to Former Employees or beneficiaries or dependents thereof.

      4.12 Real Estate. AKID does not own, lease, sublease, or have any interest whatsoever in any real property.

      4.13 Guaranties. AKID is not directly or indirectly (a) liable, by guarantee or otherwise, upon or with respect to, (b) obligated to provide funds with respect to, or to guarantee or assume, any Indebtedness or other obligation of any Person.

      4.14 Corporate Books and Records. All the corporate books and records of AKID, including, without limitation, copies of all tax returns, resolutions of the directors, resolutions of the shareholders, the stock ledger and other documents relating to the issuances of shares, and minutes of meetings have been delivered to ADVANCED PLANT and are true, complete, and accurate in all respects.

      4.15 Full Disclosure. No representation or warranty of AKID or the AKID Stockholder in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to AKID or the AKID Stockholder that has specific application to ADVANCED PLANT and that materially adversely affects or, as far as can be reasonably foreseen, materially threatens, the assets, business, prospects, financial condition, or results of operations of AKID that has not been set forth in this Agreement.

                                    ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF ADVANCED PLANT

      As an inducement to AKID to enter into this Agreement and to consummate the transactions contemplated herein, ADVANCED PLANT represents and warrants, as of the date of this Agreement, to AKID as follows:

      5.1 Organization. ADVANCED PLANT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

      5.2 Corporate Power and Authority. ADVANCED PLANT has all requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by ADVANCED PLANT and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action and no other corporate action or corporate proceeding on the part of
ADVANCED PLANT is necessary to authorize the execution, delivery, and performance by ADVANCED PLANT of this Agreement and the consummation by ADVANCED PLANT of the transactions contemplated hereby. This Agreement has been duly executed and delivered by ADVANCED PLANT and constitutes the legal, valid and binding obligation of ADVANCED PLANT, enforceable against ADVANCED PLANT in accordance with its terms.

      5.3 Conflicts; Consents and Approvals. Neither the execution and delivery by the ADVANCED PLANT of this Agreement and the other agreements, documents and instruments to be executed and delivered by any of them in connection with this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will:

            (a) conflict with, or result in a breach of any provision of, the organizational documents of ADVANCED PLANT;

            (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of ADVANCED PLANT or the Mazal Shares under any of the terms, conditions or provisions of (1) the organizational documents of ADVANCED PLANT, (2) any Contract to which ADVANCED PLANT is a party or to which any of their respective properties or assets may be bound which, if so affected, would either have a material adverse effect or be reasonably likely to prevent the consummation of the transactions contemplated herein, or (3) any permit, registration, approval, license or other authorization or filing to which ADVANCED PLANT is subject or to which any of its properties or assets may be subject;

            (c)   require   any    action,    consent   or   approval   of   any
non-governmental third party;

            (d) violate any order, writ, or injunction, or any material decree, or material Law applicable to ADVANCED PLANT or any of its, business, properties, or assets; or

            (e) require any action, consent or approval of, or review by, or registration or filing by ADVANCED PLANT with any Governmental Authority.

      5.4 Mazal Shares. ADVANCED PLANT has (i) good and marketable title to all the Mazal Shares, free and clear of all Encumbrances, and (ii) full legal right and power to sell, transfer and deliver the Mazal Shares to AKID in accordance with this Agreement.

                                   ARTICLE VI
                       ADDITIONAL AGREEMENTS AND COVENANTS

      6.1 Confidentiality. Each of the parties shall use reasonable efforts to cause their respective Affiliates, officers, directors, employees, auditors, attorneys, consultants, advisors and agents, to treat as confidential and hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of Law, and after prior written notice to the other parties, all confidential information of ADVANCED PLANT or AKID, as the case may be, that is made available in connection with this Agreement, and will not release or disclose such confidential information to any other Person, except their respective auditors, attorneys, financial advisors and other consultants, agents, and advisors in connection with this Agreement. If the Closing does not occur (a) such confidence shall be maintained by the Parties and each Party shall use reasonable efforts to cause its officers, directors, Affiliates and such other Persons to maintain such confidence, except to the extent such information comes into the public domain (other than as a result of an action by such Party, its officers, directors or such other Persons in contravention of this Agreement), and (b) upon the request of any Party, the other Party shall promptly return to the requesting Party any written materials remaining in its possession, which materials it has received from the requesting Party or its representatives, together with any analyses or other written materials based upon the materials provided.

      6.2 AKID Amendment. Immediately after Closing, but no later than two (2) days following the Closing, AKID shall file with the Secretary of State of Colorado the AKID Amendment.

      6.3 Efforts to Consummate. Subject to the terms and conditions of this Agreement, each party hereto shall use reasonable commercial efforts to take, or to cause to be taken, all actions and to do, or to cause to be done, all things necessary, proper or advisable as promptly as practicable to consummate the transactions contemplated hereby.

      6.4 Further Assurances. From time to time whether before, at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable Laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

      6.5 Cooperation with Respect to Financial Reporting. After the date of this Agreement, the AKID Stockholder and AKID shall reasonably cooperate with ADVANCED PLANT in connection with ADVANCED PLANT's preparation of historical financial statements and other information as required for ADVANCED PLANT's filings under the Exchange Act.

      6.6 Release of Claims By the AKID Stockholder. In consideration of the transactions contemplated hereby, as of the Closing, the AKID Stockholder and his heirs, executors, successors and assigns (the "Waiving Parties"), release, waive and forever discharge, in all capacities, including as stockholders of AKID, from and after the Closing any and all Claims, known or unknown, that the Waiving Parties ever had, now have or may have against AKID and its stockholders, Affiliates, officers, directors, employees or agents in connection with or arising out of any act or omission of AKID or its officers, directors, employees, advisers or agents, in such capacity, at or prior to the Closing; provided, however, that nothing in this Section 6.6 shall be deemed a waiver by the Waiving Parties of any rights under this Agreement.

      6.7   Piggy-Back Registration Rights.

            (a) "Piggy-Back Securities" means shares of the common stock of AKID that are issued and outstanding to the following persons (each, a "Piggy-Back Stockholder") in the amount set forth next to their names: Ronny Yakov - 60,000 shares; James Wiegand - 50,000 shares; Max Gould - 50,000 shares; and Corporate Management Services, Inc. - 25,000 shares.

            (b) Right to include Registrable Securities. If at any time, AKID shall determine to prepare and file with the Securities and Exchange Commission, a registration statement relating to an offering for its own account or the account of others, under the Securities Act of 1933, as amended (the "Act"), of any of its equity securities, other than on Form S-4 or Form S-8 (each promulgated under the Act) or their then equivalents relating to equity securities to be issued in connection with an underwritten offering for its own account or other holders of AKID's shares of Common Stock or securities to be issued in any acquisition of any entity or business or equity securities issuable in connection with stock options or other employee benefit plans (the "Registration Statement"), then AKID shall send to each Piggy-Back Stockholder written notice of such determination and if, within fifteen (15) days after receipt of such notice any Piggy-Back Stockholder shall so request in writing, AKID shall include in such registration statement all or any part of the Piggy-Back Securities, as such Piggy-Back Stocholder requests to be registered (the "Registrable Securities"). AKID shall keep such Registration Statement current and maintain compliance with each Federal and state law or regulation for the period necessary for such Piggy-Back Stockholder to effect the proposed sale or to otherwise be eligible to effect a sale pursuant to Rule 144 of the Act.

            (c) Registration of Underwritten Public Offerings. Anything to the contrary herein notwithstanding, if the registration involves an offering by or through underwriters, then (i) all Piggy-Back Stockholders whose Registrable Securities are included in AKID's Registration Statement must sell their Registrable Securities to the underwriters selected by AKID on the same terms and conditions as apply to other selling Piggy-Back Stockholders and/or securityholders; and (ii) any Piggy-Back Stockholder whose Registrable Securities are included in such Registration Statement may elect in writing, not later than three business days prior to the effectiveness of the Registration Statement filed in connection with such registration, not to have his Registrable Securities so included in connection with such registration.

            (d) Priority in Registration. Notwithstanding anything contained herein to the contrary, if this registration involves an offering by or through underwriters, AKID shall not be required to include Registrable Securities therein, if and to the extent the underwriter managing the offering reasonably believes in good faith and advises each Piggy-Back Stockholder requesting to have Registrable Securities included in AKID's Registration Statement that such inclusion would materially adversely affect such offering; provided that any such reduction or elimination shall be pro rata to all other Piggy-Back Stockholders and securityholders of the securities of AKID entitle to registration rights in proportion to the respective number of shares they have requested to be registered.

            (e) Registration Procedures. If and whenever AKID takes action to register Registrable Securities on behalf of any Piggy-Back Stockholder, it shall, as expeditiously as practicable:

                  (1) Furnish to each selling Piggy-Back Stockholder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference)

                  (2) Deliver to each selling Piggy-Back Stockholder of Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus), any amendment or supplement thereto as such persons may reasonably request; AKID consents to the use of such prospectus or any amendment or supplement thereto by each of the selling Piggy-Back Stockholders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto;

                  (3) Prior to any public offering of Registrable Securities, cooperate with the selling Piggy-Back Stockholders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Piggy-Back Stockholder or underwriter reasonably requests in writing, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that AKID will not be required to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject AKID to general service of process in any jurisdiction where it is not at the time so subject;

                  (4) Cooperate with the selling Piggy-Back Stockholders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) business days prior to any sale of Registrable Securities to the underwriters;

                  (5) Use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                  (6) With respect to each issue or class of Registrable Securities, use its best efforts to cause all Registrable Securities covered by the Registration Statements to be listed on each securities exchange, if any, on which similar securities issued by AKID are then listed if requested by the Piggy-Back Stockholders of a majority of such issue or class of Registrable Securities;

                  (7) Enter into such agreements (including an underwriting agreement) and take all such other action reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, if the registration is in connection with an underwritten offering (i) make such representations and warranties to the underwriters, in such form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to AKID and updates thereof (which counsel shall be reasonably acceptable to the underwriters and which opinions shall be in form, scope and substance reasonably satisfactory to the underwriters) addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (iii) obtain "cold comfort" letters and updates thereof from AKID's accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with underwritten offerings; (iv) set forth in full in any underwriting agreement entered into, the indemnification provisions and procedures of Section
5.3 hereof with respect to all parties to be indemnified pursuant to said Section; and (v) deliver such documents and certificates as may be reasonably requested by the underwriters to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by AKID; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required hereunder;

                  (8)   Make   available   for   inspection   by  one  or   more
representatives of the Piggy-Back Stockholders of Registrable Securities being sold, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Piggy-Back Stockholders or underwriter, all financial and other records, pertinent corporate documents and properties of AKID, and cause AKID's officers, directors and employees to supply all information reasonably requested by any such representatives, in connection with such; and

                  (9) Otherwise use its best efforts to comply with all applicable Federal and state regulations; and take such other action as may be reasonably necessary to or advisable to enable each such Piggy-Back Stockholder and each such underwriter to consummate the sale or disposition in such jurisdiction or jurisdiction in which any such Piggy-Back Stockholder or underwriter shall have requested that the Registrable Securities be sold.

                  Except as otherwise provided herein, AKID shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each Registration Statement, the selection of underwriters, and the distribution of any preliminary prospectus included in the Registration Statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or for the account of one or more of its other securityholders.

                  AKID may require each seller of Registrable Securities as to which any registration is being effected to furnish to AKID such information regarding the distribution of such securities and such other information as may otherwise be required by the Act to be included in such Registration Statement.

                                   ARTICLE VII
                            INDEMNIFICATION; SURVIVAL


      7.1 Indemnification by AKID and the AKID Stockholder. AKID and the AKID Stockholder, jointly and severally, shall indemnify and hold harmless ADVANCED PLANT and its Affiliates, officers, directors, stockholders, employees and agents and the successors and assigns of all of them (the "ADVANCED PLANT Indemnified Parties"), and shall reimburse the ADVANCED PLANT Indemnified
Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and attorneys' fees) (collectively, "Damages"), arising from or in connection with (a) any inaccuracy or breach of any of the representations and warranties of AKID or the AKID Stockholder in this Agreement or in any certificate or document delivered by AKID or the AKID Stockholder pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty, (b) any failure by AKID or the AKID Stockholder to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by AKID or the AKID Stockholder pursuant to this Agreement to be performed by or complied with by AKID or the AKID Stockholder, (c) any claims made by a third Person against an ADVANCED PLANT Indemnified Party based upon a contractual obligation of AKID or the AKID Stockholder for services performed prior to the date hereof, (d) Taxes attributable to the ownership of AKID prior to the Closing, (e) Taxes attributable to the conduct by AKID of the business of AKID or the AKID Stockholder' operation or ownership of its assets, (f) any claims for severance or any other compensation made by an Employees or Former Employee, (g) any claim made at any time by any Governmental Authority in respect of the business of AKID for all periods prior to the Closing, (h) any Liability or obligation of AKID arising or relating to the periods prior to the Closing or (i) any Action or investigation by any Person relating to or arising out of the business or operations of AKID prior to the Closing.

      7.2 Indemnification by ADVANCED PLANT. ADVANCED PLANT shall indemnify and hold harmless AKID, the AKID Stockholder, and their Affiliates, officers, directors, stockholders, employees and agents and the successors and assigns of all of them (the "AKID Indemnified Parties"), and shall reimburse the AKID Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and attorneys' fees) (collectively, "Damages"), arising from or in connection with (a) any inaccuracy or breach of any of the representations and warranties of ADVANCED PLANT in this Agreement or in any certificate or document delivered by ADVANCED PLANT pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty, or (b) any failure by ADVANCED PLANT to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by ADVANCED PLANT pursuant to this Agreement to be performed by or complied with by ADVANCED PLANT.

      7.3 Survival. All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the Closing for three years from the date hereof, except the representations and warranties set forth in Section 4.7 which shall survive until the expiration of the applicable statute of limitations.

                                  ARTICLE VIII
                                 MISCELLANEOUS

      8.1 Notices. All notices or other communications required or permitted hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

                  (1)   If to ADVANCED PLANT:

                        Advanced Plant Pharmaceutical, Inc.
                        43 West 33rd Street
                        New York, New York 10001

                        With a copy to:

                        David Lubin & Associates
                        92 Washington Avenue
                        Cedarhurst, New York 11516
                        Attn: David Lubin, Esq.


                  (2)   If to AKID or the AKID Stockholder:

                        Mr. James B. Wiegand 16200 WCR 18E Loveland,
                        Colorado

                        With a copy to:

                        -------------------

                        -------------------

                        -------------------

                        Attn:
                              -------------

      Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

      8.2 Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York and the federal laws of United States applicable therein, without giving effect to principles of conflicts of law.

      8.3 Jurisdiction. The parties hereby irrevocably consent to the in personam jurisdiction of the state or federal courts located in the State of New York, in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established thereunder. The parties hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts.

      8.4 Waiver of any and all Rights to a Trial by Jury. All parties to this Agreement unconditionally, irrevocably and expressly waive all rights to trial by jury in any action, proceeding, suit, counterclaim or cross-claim in any matter (whether sounding in tort, contract or otherwise) in any way arising out of or otherwise relating to this Agreement or the transaction or the relationships established hereunder. All parties confirm that the foregoing waiver of a trial by jury is informed and freely made.

      8.5 Entire Agreement. This Agreement and such other agreements related to this transaction executed simultaneously herewith set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement, such other agreements, notes or instruments related to this transaction executed simultaneously herewith, or the written statements, certificates, schedules or other documents delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

      8.6 Assignment. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

      8.7 Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by ADVANCED PLANT and AKID, in the case of a waiver, by the party waiving compliance.

      8.8 Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

      8.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.10 Brokers. The parties hereto, covenant, represent, and warrant that they have not dealt with any broker or finder in connection with this Agreement or the transactions contemplated hereby, and no broker is entitled to receive any brokerage commission, finder's fee, or similar compensation in connection with this Agreement or the transactions contemplated hereby. Each of the parties shall indemnify and hold the other parties harmless from and against all liability, claim, loss, damage, or expense, including reasonable attorney's fees, pertaining to any broker, finder, or other person with whom such party has dealt.

      8.11 Severability. If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

      8.12 Independent Representation. Each of the parties hereto further acknowledges and agrees that he or it, as the case may be, has been advised by counsel during the course of negotiations leading up to the execution and delivery of this Agreement and had significant input in the development of this Agreement. This Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Agreement.

      8.13 Publicity. No party may issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other parties.


     [remainder of page intentionally left blank; signature page to follow]

         IN WITNESS WHEREOF, the parties have duly executed this Share Exchange Agreement as of the date first above written.


                                          ADVANCED PLANT  PHARMACEUTICALS, INC.


                                          By: /s/ David Lieberman
                                              --------------------------------
                                          Name: David Lieberman
                                          Title: Chief Executive Officer

                                          AKID COMMUNICATIONS INC.

                                          By: /s/ James B. Wiegand
                                              --------------------------------
                                          Name: James B. Wiegand
                                          Title: Director and President



                                          AKID STOCKHOLDER:


                                          /s/ James B. Wiegand
                                          ------------------------------------
                                          James B. Wiegand